Exhibit (a)(5)(E)

WEX ANNOUNCES FINAL RESULTS OF TENDER OFFER
WEX Acquires 4,870,130 Shares at $154.00 Per Share

PORTLAND, Maine--(BUSINESS WIRE)—March 31, 2025 WEX Inc. (NYSE: WEX), the global commerce platform that simplifies the business of running a business, today announced the final results of its modified “Dutch auction” tender offer, which expired at one minute after 11:59 p.m., New York City time, on Tuesday, March 25, 2025.

Based on the final count by Equiniti Trust Company, LLC, the depositary for the tender offer, a total of 4,891,736 shares of WEX’s common stock, par value $0.01 per share (each share of WEX’s common stock, a “Share,” and collectively, the “Shares”), were validly tendered and not validly withdrawn at or below the final purchase price of $154.00 per Share.

In accordance with the terms and conditions of the tender offer, WEX accepted for purchase a total of 4,870,130 Shares, representing approximately 12.5% of the Shares issued and outstanding as of March 25, 2025, at the final purchase price of $154.00 per share, for an aggregate purchase price of approximately $750,000,000.00, excluding fees and expenses relating to the tender offer.

Because the number of Shares tendered at or below the final purchase price of $154.00 per Share would have exceeded the aggregate purchase price of the tender offer, Shares were accepted for purchase on a pro rata basis, except for tenders of “odd lots,” which were accepted in full, and conditional tenders that were automatically regarded as withdrawn because the condition was not satisfied. WEX has been informed by the depositary that the final proration factor for the tender offer is approximately 99.55%. The depositary will promptly pay for all the Shares accepted for purchase pursuant to the tender offer and will return all other Shares tendered and not purchased.

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding the results of WEX’s modified Dutch auction tender offer. Any statements in this press release that are not statements of historical facts are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including with respect to the modified Dutch tender offer; as well as other risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025 and subsequent filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

Contacts

News media:
WEX
Megan Zaroda, 610-379-6211
Megan.Zaroda@wexinc.com

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com